Exhibit 10.50
AMENDMENT No. 1 To
NEXTIER OILFIELD SOLUTIONS INC.
(FORMER C&J ENERGY)
MANAGEMENT INCENTIVE PLAN

WHEREAS, in connection with the merger of C&J Energy Services, Inc.(“C&J”) and Keane Group, Inc. (“Keane”), the predecessor to NexTier Oilfield Solutions Inc., a Delaware corporation (the “Company”), the Company assumed and now maintains the NexTier Oilfield Solutions Inc. (former C&J Energy) Management Incentive Plan (the “MIP”), which was originally adopted by C&J and approved by its stockholders;

WHEREAS, the Company maintains the “NexTier Oilfield Solutions Inc. Equity and Incentive Award Plan” (the “Plan”), which was originally adopted by the Company’s predecessor, Keane, and approved by its stockholders;

NOW THEREFORE, the Company hereby amends Section 4.1 of the MIP as follows:

1.Section 4.1 is hereby amended and rested in its entirety as follows:

“4.1 Aggregate Number of Shares Authorized for Issuance. Subject to any adjustment as provided in the Plan, the Shares to be issued under the Plan may be, in whole or in part, authorized but unissued Shares or issued Shares which shall have been reacquired by the Company and held by it as treasury shares. The aggregate number of Shares that may be made the subject of Awards granted under the Plan shall not exceed 8,243,519 (the “Share Reserve”), and no more than 83% of those shares may be granted as Incentive Stock Options.”

2.Effectiveness of this Amendment is contingent upon approval by a majority of the Company’s shareholders (“Shareholder Approval”) at the 2021 annual meeting of Company shareholders of the amendment to increase the authorized shares under the Plan by 15,055,722 million shares of the Company’s common stock (the “Plan Amendment”); provided that if the Plan Amendment does not receive Shareholder Approval, then this Amendment shall have no force or effect.

3.This Amendment only amends and modifies the MIP to the extent specifically provided herein. All terms, conditions, provisions and references of the MIP that are not specifically modified remain in full force and effect.